Exhibit 99.1

GDC Announces SyncWaveX: Redefining Video Production with Direct Audio-to-Video AI Technology

NEW YORK, Aug. 23, 2024 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), and its subsidiary, AI Catalysis Corp. (“AI Catalysis”), today announced the launch of SyncWaveX on August 23, 2024, a groundbreaking web-based AI application under its software brand AI Box. SyncWaveX is set to revolutionize the way videos are created by automatically syncing lip and facial movements with audio, enabling ultra-realistic videos with unmatched ease. The launch of SyncWaveX highlights the Company’s dedication to AI-driven innovation and empowers creators and influencers to thrive in the digital realm.

SyncWaveX employs a direct audio-to-video synthesis approach, which generates or modifies video content based on an input audio stream, bypassing the need for traditional 3D modeling or facial landmark methods, which involves creating a three-dimensional representation of a face, which can be animated to reflect various expressions and movements. This innovative technique allows the tool to quickly and accurately generate videos that perfectly match the audio input, providing a seamless and natural viewing experience. Additionally, SyncWaveX integrates cutting-edge voice synthesis and speech recognition technologies. By training the model on an individual’s vocal characteristics, SyncWaveX can synthesize new speech that closely resembles the original speaker, adding a new dimension of realism and personalization to video content.

With SyncWaveX, users can create an unlimited number of videos from a single video template within minutes and in just a few clicks. A key feature of SyncWaveX is its advanced facial recognition technology, which can detect faces in videos or images with precision. That tool meticulously captures the full range of an individual’s facial motion—including eyebrows, cheeks, nose, and lips—ensuring that every video generated is lifelike and accurate.

The centerpiece of SyncWaveX is its advanced lip-sync technology, which seamlessly matches lip movements to different audio inputs. This ensures that the final video aligns with the sounds coming from the user’s mouth with flawless precision, creating a natural and immersive viewing experience.

Beyond its primary function, SyncWaveX has the potential to be a transformative tool in various fields. The Company envisions its use in campaign ad creation, translation services, and even as a powerful tool to assist individuals who have lost the ability to speak. The editing interface is powerful yet intuitive, allowing even first-time video editors to create engaging and powerful content.

During its pre-launch stage, SyncWaveX has already made waves, with over 10,000 videos created by the user community. Early adopters have shared their experiences with SyncWaveX, noting the ease of creating social clips with perfect lip sync, saving time and effort, resulting in a growing social media presence with more engaged followers and brand deals.

“Our software enables users to transform their uploaded videos and audio into customized AI digital human models,” said Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company. “With SyncWaveX, we’re not just introducing a new tool; we’re paving the way for a future where everyone can have a digital replica of themselves with unlimited possibilities. Our technology facilitates the creation of ultra-realistic videos by seamlessly syncing facial movements with audio, all without the need for complex 3D models. This, combined with customizable voice synthesis and speech recognition, unlocks limitless possibilities for personalization and innovation.”

Learn more and get started by visiting the company’s website at https://aicatalysis.com/syncwavex/.

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co, Ltd. The company plans to enter the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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